OUTBOARD MARINE CORPORATION
                  EXHIBIT 11: COMPUTATION OF PER SHARE EARNINGS

                                                         Three Months Ended June 30,    Six Months Ended June 30,
                                                         ---------------------------    -------------------------
(Dollars and Shares in Millions Except per Share Data)     1999               1998        1999             1998
                                                         --------           --------    --------         --------
Basic Earnings per Share:
 Net Income (Loss)                                         $33.8             ($3.8)        $21.9          ($12.1)

 Weighted Average Number of Shares                          20.4              20.4          20.4            20.4
                                                            ----              ----          ----            ----
 Basic Earnings (Loss) Per Share                           $1.66            ($0.19)        $1.07          ($0.59)
                                                            ====              ====          ====            ====

Diluted Earnings Per Share:
 Net Income (Loss)                                         $33.8             ($3.8)        $21.9          ($12.1)

 Weighted Average Number of Shares                          20.4              20.4          20.4            20.4
 Common Stock Equivalents (Stock Options)                    0.2                --           0.2              --
                                                            ----              ----          ----            ----
 Average Shares Outstanding                                 20.6              20.4          20.6            20.4
                                                            ----              ----          ----            ----
   Diluted Earnings (Loss) Per Share                       $1.64            ($0.19)        $1.06          ($0.59)
                                                            ====              ====          ====            ====